SNAP-ON INCORPORATED

                           SPLIT-DOLLAR INSURANCE PLAN

                         AGREEMENT FOR _________________

          1. Introduction. This Agreement is a component of the Snap-on Incorporated Split-Dollar Insurance Plan ("Plan"). Snap-on Incorporated, as an inducement to continued employment of executives designated to participate in the Plan, wishes to assist them with their personal life insurance program. The Plan is intended to qualify as a life insurance employee benefit as described in Revenue Ruling 64-328.

          2. Definitions.

               (a) "Change of Control" shall have the meaning given it in Section ____ of the ___________ Agreement.

               (b) "Company" means Snap-on Incorporated, a Delaware corporation, with offices in Kenosha, Wisconsin.

               (c) "Early Retirement" shall have the meaning given it in the Company's Retirement Plan for Administrative and Field Employees except that the Insured shall only have to satisfy the age requirements of such term.

               (d) "Effective Date" shall have the meaning given it in Section ____ of the __________ Agreement.

               (e) "Insured" means ____________.

               (f) "Insurer" means Northwestern Mutual Life.

               (g) "Owner" means ______________, who may or may not be the same person as the Insured.

               (h) "Permanent Disability" shall have the meaning given it in the Company's Health Benefit Plan for Administrative and Field Employees.

               (i) "Policy Interest" means the interest of the Company in a Policy. Policy Interest is an amount equal to the total premiums paid by the Company with respect to that Policy.

               (j) "Policy" means a policy of insurance on the life of the Insured issued by the Insurer and listed on Exhibit A attached hereto together with any supplementary contracts issued by the Insurer in conjunction therewith.

               (k) "Retirement" shall have the meaning given it in the Company's Retirement Plan for Administrative and Field Employees.

               (l) "___________ Agreement" means the __________ Agreement dated _____________, between the Company and the Insured, including any amendments thereto or successor agreements.

               (m) "Termination of Employment" shall have the meaning given it in Section ______ of the ___________ Agreement without regard for any time limits specified in such definition.

          3. Premium Payments.

               (a) Commencing with the date of this Agreement, the Company agrees to pay successive annual premium payments on each Policy as listed on Exhibit A as they become due.

               (b) The Company's obligation to make future premium payments under Section 3(a) shall terminate if the Insured's employment is terminated prior to the Effective Date for any reason other than (i) Retirement at normal retirement age, (ii) Early Retirement or (iii) Permanent Disability.

               (c) The Company's obligation to make future premium payments under Section 3(a) shall terminate if the Insured's employment is terminated after the Effective Date for any reason other than (i) Retirement at normal retirement age, (ii) Early Retirement, (iii) Permanent Disability or (iv) Termination of Employment.

               (d) Policy dividends shall be applied to purchase paid-up additional insurance protection.

               (e) The Insured shall, as a condition of Owner's participation in this Plan, execute a limited waiver of participation in the Company's group term life insurance plan, evidenced by filing with the Company a waiver in substantially the form attached hereto.

          4. Policy Ownership.

               (a) Except as provided in Section 4(b), the Owner shall be the sole and exclusive owner of each Policy. This includes all the rights of "owner" under the terms of each Policy, including but not limited to the right to designate beneficiaries and select settlement options.

               (b) In exchange for the Company's payment of its premium contribution for a Policy under Section 3, the Owner shall assign to the Company the following limited ownership rights in that Policy:

                    (1) The right to recover its Policy Interest from the cash value of a Policy in the event of the termination of this Agreement as provided in Section 5.

                    (2) The right to recover its Policy Interest from the proceeds of a Policy in the event of the Insured's death.

               (c) To secure the Company's interest in a Policy the Owner shall execute an Assignment of the Policy to the Company in substantially the form attached hereto as Exhibit B.

               (d) It is agreed that benefits will be paid under a Policy by the Insurer only by separate checks to the parties entitled thereto.

          5. Termination of Plan.

               (a) This Agreement shall be terminated upon the first to occur of:

                    (1)  The death of the Insured.

                    (2) The sixteenth (16th) anniversary of the issuance of a Policy (but the Agreement shall only terminate with respect to that Policy).

                    (3) The date on which the Owner gives notice in writing to the Company of the termination.

                    (4) Termination of the Company's premium payment obligation under Section 3(a) pursuant to Section 3(b) or 3(c).

               (b) In the event of termination of this Agreement the Owner shall, at its election:

                    (1) Repay to the Company within 60 days of the date of termination an amount equal to the Company's Policy Interest. Or,

                    (2) Execute any and all instruments that may be required to vest ownership of Policy in the Company. Thereafter, Owner shall have no further interest in the Policy and shall have no further obligation to the Company.

          6. Funding Upon a Change of Control.

               (a) In the event that a Change of Control of the Company occurs and a Rating Event has not occurred, the Company shall immediately transfer to the Snap-on Incorporated Master Split-Dollar Insurance Plan Trust dated August 1, 2000, or any successor thereto (the "Trust") an amount equal to the aggregate unpaid premiums required to be paid by the Company under Section 3(a) assuming no termination of the Agreement under Sections 3(c), 5(a)(1) or 5(a)(3).

               (b) The Trust is an administrative and funding vehicle for the Company's general assets contributed to the Trust for the purpose of ultimately satisfying obligations under this Agreement. In the event that the Company transfers assets to the Trust for the express purpose of ultimately satisfying its obligations under this Agreement then, subject to the terms of the Trust and limited by assets available and held by the Trustees of the Trust for the purpose of funding the benefits provided by this Agreement, payments may be made from such Trust in satisfaction of Company's obligations hereunder. The transfer of assets by the Company to the Trust for this purpose shall not increase, decrease or vary in any way the rights and obligations of the parties to this Agreement, nor shall the Insured or the Owner have any ownership rights with respect to such assets nor shall the assets be treated as a trust fund of any kind for the benefit of any such person; provided that as and when any such payment is required to be made hereunder, the Owner may, subject to the terms of the Trust and limited by the terms of this Agreement, require such payments to be made from the Trust. The Owner may enforce and obtain satisfaction of such payment rights against the assets held by the Trust for the purpose of satisfying such obligations of the Company.

          7. The Insurer shall be bound only by the provisions of and endorsements on a Policy, and any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. It shall in no way be bound by or be deemed to have notice of the provisions of this Agreement.

          8. This Agreement may be amended at any time by the Owner and the Company. Such amendment shall be in writing and signed by the Chairman of the Organization and Executive Compensation Committee on behalf of the Company and by the Owner.

          9. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns; Owner and its successor trustees and beneficiaries; and any Policy beneficiary.

          10. Funding Upon a Rating Event.

               (a) In the event that a Rating Event (as defined below) occurs, the Company shall immediately transfer to the Snap-on Incorporated Delaware Benefits Trust dated February 1, 2000, or any successor thereto, an amount equal to the aggregate unpaid premiums required to be paid by the Company under
Section 3(a) of this Agreement.

               (b) The term "Rating Event" means the date on which the Company's debt rating drops below an Investment Grade Rating. "Investment Grade Rating" means a rating at or above Baa3 by Moody's Investors Service, Inc. (or its successors) or a rating at or above BBB by Standard & Poor's Corporation (or its successors). Only one such rating at the required level is necessary for the Company to have an Investment Grade Rating for purposes of this Section. If either or both of these ratings cease to be available then an equivalent rating from a nationally prominent rating agency shall be substituted by the Company.

               (c) The Company's satisfaction of its obligation under Section 10(a) in the event that a Rating Event occurs shall completely discharge its payment obligations under Sections 3 and 4 of this Agreement.

          IN WITNESS WHEREOF the parties have signed and sealed this Agreement this ____ day of ___________, 2002.

In the presence of                     SNAP-ON INCORPORATED
                                       --------------------


                                       By
----------------------------------       --------------------------------------

                                       Its

                                       OWNER

----------------------------------     ----------------------------------------

                                    EXHIBIT A

                                    EXHIBIT B

                           COLLATERAL ASSIGNMENT FORM

                SNAP-ON INCORPORATED SPLIT-DOLLAR INSURANCE PLAN


Insurer: Northwestern Mutual Life

Insured: ______________________

Policy No.        ______________________

          FOR VALUE RECEIVED, THIS ASSIGNMENT is made by the undersigned Owner effective this ____ day of __________________, 2002.

          1. Definitions.

               (a) "Assignee" means Snap-on Incorporated, a Delaware corporation, of Kenosha, Wisconsin.

               (b) "Insured" means _______________.

               (c) "Insurer" means Northwestern Mutual Life.

               (d) "Owner" means _______________.

               (e) "Policy" means the following policy or policies of insurance issued by the Insurer on the life of the Insured, together with any supplementary contracts issued in conjunction therewith:

          Policy Number _________        Face Amount $_________________

               (f) "Policy Interest" means the Assignee's "Policy Interest" as set forth in the Split-Dollar Plan. The Insurer shall be entitled to rely on the Assignee's certification of the amount of its Policy Interest.

               (g) "Split-Dollar Plan" means that certain plan of even date herewith, between the Owner and the Assignee. The Insurer is not bound by nor deemed to have notice of the provisions of the Split-Dollar Plan.

          2. Introduction. Under the Split-Dollar Plan, the Assignee has agreed to assist the Owner in payment of premiums on the Policy. In consideration of such premium payments by the Assignee, the Owner grants herein to the Assignee certain limited interests in the Policy.

          3. Assignment. The Owner hereby assigns, transfers and sets over to the Assignee, its successors and assigns, the following specific rights in the Policy and subject to the following terms and conditions:

               (a) The right to obtain one or more loans or advances on the Policy to the extent of its Policy Interest, and to pledge or assign the Policy for such loans and advances.

               (b) The right to recover its Policy Interest from the cash value of the Policy in the event of the Policy's surrender by the Owner.

               (c) The right to recover its Policy Interest from the proceeds of the Policy in the event of the Insured's death.

          4. Insurer. The Insurer is hereby authorized to recognize, and is fully protected in recognizing:

               (a) The claims of the Assignee to rights hereunder, without investigating the reasons for such action by the Assignee, or the validity or the amount of such claims.

               (b) The Owner's request for surrender of the Policy with or without the consent of the Assignee. Upon surrender, the Policy shall be terminated and of no further force or effect.

          5. Release of Assignment. Upon payment to the Assignee of its policy interest, the Assignee shall execute a written release of this assignment.

          IN WITNESS WHEREOF the Owner has executed this assignment on the date first above written.

In the presence of

---------------------------------      -----------------------------------------

---------------------------------

                           GROUP TERM LIFE PLAN WAIVER


               I, the undersigned Insured under the Snap-on Incorporated Split-Dollar Insurance Plan, waive participation in the Snap-on Incorporated group term life insurance plan with regard to all coverage in excess of the dollar amount set forth in Internal Revenue Code section 79(a)(1) ($50,000 as of the date of this Agreement). This waiver is not effective until the life insurance applied for by me under the Split-Dollar Insurance Plan is issued and effective.

               In addition, this waiver shall no longer be effective if the Split-Dollar Insurance Plan, as to my coverage and benefits, is terminated by the Company. In such event, my coverage under the Snap-on group term life insurance plan shall be immediately reinstated.

In the presence of

---------------------------------      ----------------------------------------



Acknowledged and Accepted by Snap-on Incorporated.


                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------